EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is made as of June 30, 2000 by and between WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership, and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership (collectively "WYNNCHURCH").

                                R E C I T A L S

      A. This Agreement has been entered into by the Company pursuant to that certain Senior Subordinated Loan Agreement of even date herewith among the Company and Wynnchurch (as the same may be amended, supplemented, restated or otherwise modified from time to time in compliance with the terms thereof, the "LOAN AGREEMENT"). In connection with the Loan Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Wynnchurch warrants (collectively, the "WARRANTS") entitling the holders thereof to purchase the number of shares (the "WARRANT SHARES") of Class A common stock, $0.01 par value, of the Company (collectively, the "COMMON STOCK"), as set forth therein. The Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES".

      B. To induce Wynnchurch to execute and deliver the Loan Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws.

                              A G R E E M E N T S

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                 DEFINITIONS

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

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            (a) The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (b) The term "HOLDER" means Wynnchurch and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

            (c) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

            (d) The term "REGISTRABLE SECURITIES" means the Warrant Shares issued or issuable with respect to the Warrants (without regard to any limitations on conversion or exercise) and any shares of capital stock or other securities issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Common Stock or any other Registrable Securities.

            (e) The term "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act pursuant to the provisions of this Agreement.

            (f) The term "SEC" means the Securities and Exchange Commission.

            (g) The term "RULE 144" means Rule 144 (including Rule 144(k)) of the SEC under the Securities Act or any similar provision promulgated thereunder.

      1.2 CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

                                  ARTICLE II

                                 REGISTRATION

      2.1 DEMAND REGISTRATION RIGHTS.

            (a) At any time after the first anniversary of the date hereof, Holder may request the registration under the Securities Act on Form S-3 (or any replacement form) of all or any portion of its Registrable Securities (a "DEMAND REGISTRATION"). Not more than one (1) Demand Registration may be requested pursuant to this Section 2.1(a); PROVIDED, HOWEVER, that a registration shall be counted for such purposes only if it becomes effective under the Securities Act and at least eighty percent (80%) of the Registrable Securities requested to be included thereunder are, after giving effect to Section 2.1(e), included in the applicable Registration Statement.

            (b) The Company shall also prepare and file such amendments to Registration Statements and such additional Registration Statements as may from time to time be required by this Agreement.

            (c) All offerings of Registrable Securities pursuant to a Demand Registration shall be made, at the option of Holder, pursuant to (i) an underwritten offering through underwriters selected by

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Holder, and reasonably satisfactory to the Company, or (ii) a prescribed plan of distribution reasonably satisfactory to the Company and Holder. The Demand Registration may be deferred for up to 120 days (i) at the request of the Company or (ii) following the registration by the Company of shares issued by it or (iii) upon the advice of the Company's lead underwriter.

            (d) If any offering pursuant to a Registration Statement pursuant to this Section 2.1 involves an underwritten offering, Holder shall have the right to select legal counsel to represent it.

            (e) If in any Demand Registration, the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such Demand Registration, the Company will include in such Demand Registration the maximum number of Registrable Securities requested to be registered which, in the opinion of such underwriter or underwriters can be sold without having such a material adverse effect (provided, however, that in such event: (A) no securities other than Registrable Securities shall be included in such registration unless all Registrable Securities requested to be included therein are so included; and (B) if less than all of the Registrable Securities are included in such registration, then the Registrable Securities shall be included in such registration in the following order of priority (1) first, securities to be registered on account of the Holders pro rata among such Holders based on the number of securities requested by such Holders to be included in such registration; and (B) second, securities to be registered on account of Persons other than the Holders, pro rata among such Persons based on the number of securities requested by such Persons to be included in such registration.)

      2.2 PIGGY-BACK REGISTRATIONS. Holder shall have the following piggyback registration rights:

            (a) Whenever the Company proposes to register any of its equity securities under the Securities Act (other than any registrations on Form S-4 or S-8 or any form substituting therefore relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company will give written notice to Holder, at least twenty
(20) days prior to the anticipated filing date, of its intention to effect such a registration, which notice shall specify the proposed offering price (if known or, if not known, an estimate thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice. Subject to paragraph (b) below, the Company shall include in such registration all Registrable Securities held by Holder with respect to which written requests for inclusion therein have been delivered by Holder to the Company within fifteen (15) business days after the date of delivery of the Company's notice (a "PIGGYBACK REGISTRATION"). Except as may otherwise be provided in this Article II, Registrable Securities with respect to which such requests for registration have been received will be registered by the Company in a Piggyback Registration pursuant to this Article II on the same terms and subject to the same conditions as are applicable to any similar securities of the Company included therein.

            (b) Notwithstanding anything to the contrary contained in this
Section 2.2: (i) the Company shall not be obligated to include any Registrable Securities in any registration statement filed by the Company if counsel to the Company and reasonably acceptable to Holder shall render an opinion to

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Holder to the effect that (A) registration is not required for the proposed transfer of such Registrable Securities or (B) a post-effective amendment to an existing registration statement filed simultaneously with the proposed transfer would be sufficient for such proposed transfer, and (ii) the Company may (subsequent to the security holders' approval or the Company's requirement to effect a public offering pursuant to this Article II) determine not to proceed with the Registration Statement which is the subject of such notice, provided that it has determined, in its reasonable discretion, that a change in circumstances has occurred (since the date of the security holders' approval or the date from which the Company is required to effect a public offering) to the material detriment of the Company or the proposed offering of securities. No right to registration of Registrable Securities under this Section 2.2 shall be construed to limit any registration required under Sections 2.1 or paragraph (b) of Article III hereof.

            (c) If in any Piggyback Registration, the managing underwriter or underwriters thereof (or in the case of a Piggyback Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such Piggyback Registration, the Company will include in such Piggyback Registration the maximum number of Registrable Securities requested to be registered which, in the opinion of such underwriter or underwriters can be sold without having such a material adverse effect (it being understood that any reduction in Registrable Securities shall be made pro rata in proportion to the Registrable Securities sought to be registered by Holder and other security holders of the Company, but no such reduction shall be made in relation to shares to be registered by the Company).

      2.3 ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it is currently eligible to register the resale of the Warrant Shares and all Registrable Securities by Holder on a Registration Statement on Form S-3 under the Securities Act for the account of Holder (and not for or on behalf of Company). The Company shall file all reports required to be filed by the Company with the SEC in a timely manner and take all other actions which may be required so as to maintain such eligibility for the use of Form S-3.

                                  ARTICLE III

                          OBLIGATIONS OF THE COMPANY

      With respect to any Piggyback Registration or Demand Registration (collectively, a "REGISTRATION"), the Company shall:

            (a) prepare and file with the Commission as soon as practicable a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act which shall be available for use in connection with the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and if required the Company shall undergo and pay the cost of a special audit to effect such Registration. The Company will use its best efforts to cause such Registration Statement to become effective. The Company shall not be deemed to have breached such "best efforts" undertaking if it shall take any action which is required under applicable law,

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or shall take any action in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets or the withdrawal of the Registration Statement;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for a period of not more than ninety (90) days after the date of its effectiveness, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold. The Company shall cause each prospectus required in connection therewith (a "PROSPECTUS") to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act. Furthermore, the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period, in accordance with the intended method or methods of distribution by the sellers thereof as set forth in the Registration Statement or supplement to the Prospectus;

            (c) promptly notify Holder of:

                  (i) the date on which the Prospectus or any Prospectus supplement or post- effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, the date on which the same has become effective;

                  (ii) any written request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                  (iii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) the receipt by the Company of any written request by any state securities authority for additional information or written notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) the happening of any event which makes any material statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in the light of the circumstances under which they were made;

            (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (e) furnish to Holder, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and, to the extent reasonable, all exhibits (including those incorporated by reference);

            (f) deliver to Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as Holder may reasonably request; the

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Company consents to the use, in accordance with the Securities Act, of each
Prospectus or any amendment or supplement thereto by Holder, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

            (g) in connection with any Registration of Registrable Securities and if required by law, use its best efforts to register or qualify or cooperate with Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions the managing underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation in any such jurisdiction or to submit to the general service of process in any such jurisdiction;

            (h) cooperate with Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold free from any restrictive legends; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (i) subject to paragraphs (a) and (j) of this Article III, cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in the jurisdictions contemplated by paragraph (g) of this Article III;

            (j) upon the occurrence of any event contemplated by subparagraph
(ii), (iv) or (v) of paragraph (c) of this Article III, prepare any required supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (k) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

            (l) enter into such agreements (including, as applicable, an underwriting agreement) and take all such other actions in connection therewith which are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and, in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration:

                  (i) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters received by underwriters in connection with primary underwritten offerings; and

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                  (ii) deliver such documents and certificates as may reasonably be requested by Holder to evidence compliance with subparagraph (l) (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder;

            (m) make available for inspection by a representative of Holder at reasonable times and upon reasonable prior notice, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and employees to supply all information reasonably requested by Holder in connection with such Registration Statement;

            (n) cause (i) all the Registrable Securities covered by such registration to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange,
(ii) if no similar securities are then so listed or if the listing of such Registrable Securities is then not permitted under the rules of such exchange, to either cause all such Registrable Securities to be listed on the New York Stock Exchange, Inc. ("NYSE"), or secure designation of each such Registrable Security on NASDAQ within the meaning of Rule 11Aa 2-1 under the Exchange Act or, (iii) failing that, secure NASDAQ authorization for quotation of such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the designation of at least two market makers as such with respect to such shares with the NASD; and

            (o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement not later than the effective date thereof, and if Holder shall so request, within one (1) business day after such Registration Statement becomes effective, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holder of such Registrable Securities) an opinion of such counsel in the form attached hereto as EXHIBIT L.

The Company may require Holder to furnish to the Company in writing or orally as the Company may request in writing, such information regarding Holder and the proposed distribution of such securities by Holder as the Company or any underwriter may from time to time reasonably require or is otherwise required by law. Holder agrees that upon receipt of notice from the Company of the happening of any event of the kind described in subparagraph (c)(ii), (iii) (iv) or (v) of this Article III, Holder will forthwith discontinue disposition of Registrable Securities (but in the case of subparagraph (c)(iv) of this Article III, only in the applicable jurisdiction or jurisdictions, as the case may be) pursuant to the Registration Statement until Holder has received copies of the supplemented or amended Prospectus as contemplated by paragraph (j) of this Article III, or until it has been advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder of Registrable Securities's possession), of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. In the event the Company shall give any notice of the happening of any event of the kind described in subparagraph (c)(ii), (iii) or (v) of this Article III, the ninety (90)-day period referred to in paragraph (b) of this Article III shall be extended by the number of days during the period from the date of the giving of such notice to the date when Holder shall have received either the copies of the

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supplemented or amended Prospectus contemplated by paragraph (j) of this Article
III or the Advice (as the case may be), both dates inclusive.

                                  ARTICLE IV

                          OTHER REGISTRATION RIGHTS

      The Company has not entered, nor will the Company enter, into any Agreement with respect to Registration of its securities which (a) is inconsistent with this Agreement or (b) grants to any Person registration rights which have a priority greater than those granted to Holder pursuant to this Agreement.

                                   ARTICLE V

                           EXPENSES OF REGISTRATION

      All expenses incident to the Company's performance of or compliance with this Agreement ("REGISTRATION EXPENSES") and the reasonable fees and expenses of one law firm for Holder (and all of its assignees who are holders of any portions of the Warrants) will be borne by the Company. Registration Expenses shall include, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions (if any), the costs and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ, and all other costs and expenses incurred by the Company in connection with any Registration hereunder. Notwithstanding the preceding sentence, Registration Expenses shall not include the costs and expenses of Holder for underwriters' commissions and discounts, brokerage fees and income taxes with respect to Holder to be transferred pursuant to the Registration, all of which shall be paid by Holder.

                                  ARTICLE VI

                       INDEMNIFICATION AND CONTRIBUTION

      In the event any Registrable Securities are included in a Registration Statement under this Agreement, the parties shall be entitled to indemnity and contribution in connection with Registrations, as follows:

            (a) the Company agrees to indemnify Holder, its directors, officers, employees and its agents and each Person who (within the meaning of the Securities Act) controls Holder and hold them harmless against, all losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) any untrue or alleged untrue statement

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of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as the same are caused by any such untrue statement or alleged untrue statement or omission or alleged omission being based upon or contained in any information relating to Holder furnished in writing to the Company by Holder or its representatives expressly for use therein or by Holder or Holder's agent's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same), or (ii) the Company's failure to perform its obligations under this Article VI. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors and members and each Person who (within the meaning of the Securities Act) controls such Persons, to the same extent as provided above with respect to the indemnification of the owners of Registrable Securities;

            (b) in connection with any Registration in which Holder is participating, Holder will furnish to the Company in writing such information with respect to Holder as the Company reasonably requires for use in connection with any Registration Statement or Prospectus or any amendment or supplement thereto, and Holder shall indemnify the Company, its security holders, directors and officers, each underwriter and each Person who (within the meaning of the Securities Act) controls the Company or any such underwriter, and hold them harmless, against any losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys'
fees) resulting from (i) a breach by Holder of the provisions of the last paragraph of Article III, (ii) any untrue statement or alleged untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading, to the extent (but only to the extent) that such untrue statement or omission is contained in any information relating to Holder so furnished in writing by Holder or its representative specifically for inclusion therein, or (iii) Holder's failure to perform its obligations under this Article VI; PROVIDED, HOWEVER, that the liability of Holder under this Article VI shall be limited to the amount of net proceeds received by such holder in the offering giving rise to such liability. The Company and Holder shall be entitled to receive customary indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, with respect to information with respect to such Persons so furnished in writing by such Persons or their representatives specifically for inclusion in any Prospectus or Registration Statement;

            (c)   any Person entitled to indemnification hereunder will:

                  (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or any threat thereof made in writing for which such indemnified party will claim rights of indemnification or contribution pursuant to this Article VI; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraphs (a) and (b) next above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; and

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                  (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to unconditionally (but subject to the exceptions herein contained) assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

If the defense is so assumed by the indemnifying party, the indemnifying party shall lose its right to defend and settle the claim if it fails to proceed diligently and in good faith with the defense of the claim. If the defense of the claim is not so assumed by the indemnifying party, or if the indemnifying party shall lose its right to defend and settle the third party claim as provided in the previous sentence, the indemnified party shall have the right to defend and settle the claim provided that the indemnified party gives the indemnifying party not less than ten (10) days prior written notice of any proposed settlement. If the defense is assumed by the indemnifying party and is not lost as provided above, subject to the provisions of the following sentence, the indemnifying party shall have the right to defend and settle the claim. Notwithstanding the preceding sentence, (A) in connection with any settlement negotiated by a party pursuant to this Article VI(c) (a "SETTLING PARTY"), the other party (the "OTHER PARTY") shall not be required by a Settling Party (x) to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Other Party and the Company of a release from all liability in respect of such claim or litigation, (y) to enter into any settlement that attributes by its terms liability to the Other Party and the Company, or (z) to consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice and (B) the Company shall be required to consent to the terms of any such settlement (which consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim;

            (d) if for any reason the rights of indemnification provided for in paragraphs (a) and (b) of this Article VI are unavailable to an indemnified party as contemplated by such paragraphs (a) and (b), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party (which, subject to the limitation provided in paragraph
(c) next above, shall include legal fees and expenses paid) as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative fault of and relative benefit received by, the indemnified party and the indemnifying party as well as other equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that the liability of Holder under this Article VI(d) shall be limited to the amount of net proceeds received by Holder in the offering giving rise to such liability; and

            (e) the Company and Holder agree that it would not be just and equitable if contribution pursuant to paragraph (d) next above were determined by pro rata allocation or other method of allocation which does not take account of equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such misrepresentation.

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                                  ARTICLE VII

                        REPORTS UNDER THE EXCHANGE ACT

      With a view to making available to Holder the benefits of Rule 144, the Company agrees to use its best efforts to:

            (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under the Loan Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

            (b) furnish to Holder so long as Holder holds the Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

                                 ARTICLE VIII

                      ASSIGNMENT OF REGISTRATION RIGHTS

      The rights of Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by Holder to any transferee of all or any portion of the Warrants, the Warrant Shares or the Registrable Securities representing in excess of 200,000 shares of Registrable Securities and expressly excluding shares sold under Rule 144, if: (a) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of Holder hereunder with respect to any Registrable Securities not transferred shall not be assigned by virtue of the transfer of other Registrable Securities. Any such transferee who succeeds to rights hereunder shall be deemed to have a separate agreement with the Company independent of this Agreement.

                                 ARTICLE IX

                       AMENDMENT OF REGISTRATION RIGHTS

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority of the Registrable Securities. In the event of the assignment of rights hereunder pursuant to Article VIII, the Company shall not take any action pursuant to such assignment rights that would adversely affect any Holder's rights hereunder without such Holder's consent. In addition, should the Company take any action or refrain from any action with respect thereto, such Holder shall be entitled to, at its option, have the Company take such action or refrain from such action with respect to such Holder hereunder.

                                   ARTICLE X

                                MISCELLANEOUS

      10.1 A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities (or the Warrants which may be exercised for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Warrants, as the case may be).

      10.2 All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

            If to the Company: Weider Nutrition Group, Inc.
                               c/o Weider Nutrition International, Inc.
                               2002 South 5070 West
                               Salt Lake City, UT 84104
                               Attn: Dan Thomson, Esq.
                               Telecopy: (801) 975-1924

            With a copy to:    Latham & Watkins
                               5800 Sears Tower
                               Chicago, IL 60606
                               Attn: Jeffrey G. Moran, Esq.
                               Telecopy: (312) 993-9767

            Wynnchurch:        c/o Wynnchurch Capital, Ltd.
                               150 Field Drive
                               Lake Forest, IL 60046
                               Attn: John Hatherly
                               Telecopy:  (847) 604-6105

            With a copy to:    Altheimer & Gray
                               10 South Wacker Drive
                               Suite 4000
                               Chicago, IL  60606
                               Attn:  Laurence R. Bronska, Esq.
                               Telecopy:  (312) 715-4800

or in accordance with any subsequent written direction from the recipient party to the sending party or, if to a Holder other than Wynnchurch, at such address as such Holder shall have provided in writing to the Company. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

      10.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      10.4 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

THE HOLDERS OF REGISTRABLE SECURITIES AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. THE COMPANY DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREES IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS STATED IN SECTION 10.2; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE

SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF WYNNCHURCH OR A SUBSEQUENT HOLDER HEREOF TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

      10.5 This Agreement, the Warrants, the Senior Subordinated Loan Agreement and the other Senior Subordinated Loan Documents (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Warrants, the Senior Subordinated Loan Agreement and the other Senior Subordinated Loan Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      10.6 This Agreement, subject to the requirements of Article VIII hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article VIII, the rights of a Holder hereunder shall be assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with a Holder's margin or brokerage accounts.

      10.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      10.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      10.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      10.10 In the event Holder shall sell or otherwise transfer any of such Holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any

Registrable Securities shall be allocated to the remaining participant, in such Registration Statement, pro rata based on the number of shares of Registrable Securities then held by such participant. Without implication that the contrary would otherwise be true, for purposes of this paragraph, the Warrants if then outstanding shall be assumed exercised for Registrable Securities (without giving effect to any limitations on exercise).

      10.11 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent such prohibition or invalidity, without invalidating any other provision of this Agreement.

      10.12 Unless otherwise expressly provided for herein, any action entitled to be taken by Holder shall require the consent of Persons with at least two-thirds interest in and rights under this Agreement at the time such action is taken.

                            *         *          *

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                    WYNNCHURCH:

                                    WYNNCHURCH CAPITAL PARTNERS, L.P.

                                    By:   Wynnchurch Partners, L.P., its general
                                          partner

                                          By:   Wynnchurch Management, Inc., its
                                                general partner

                                          By: __________________________________
                                          Name: John Tomes
                                          Its:  Vice President

                                    WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

                                    By:   Wynnchurch Partners Canada, L.P., its
                                          general partner

                                          By:   Wynnchurch Canada GP, Inc., its,
                                                general partner

                                          By: __________________________________
                                          Name: John Tomes
                                          Its:  Vice President

                                    THE COMPANY:

                                    WEIDER NUTRITION GROUP, INC.


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Its: _______________________________________


Signature page to the Registration Rights Agreement

                                                                       EXHIBIT 1
                                                                 TO REGISTRATION
                                                                RIGHTS AGREEMENT

                                    [Date]

[Name and address
of transfer agent]

                  RE:  WEIDER NUTRITION INTERNATIONAL, INC.

Ladies and Gentlemen:

      We are counsel to Weider Nutrition International, Inc., a Delaware corporation (the "COMPANY"), and we understand that [Name of Holder] (the "HOLDER") has purchased from the Company a warrant (the "WARRANT") exercisable into an amount of shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"). The Warrant was purchased by the Holder pursuant to a Senior Subordinated Loan Agreement, dated as of June ___, 2000, by and among the Company and the signatories thereto (the "AGREEMENT"). Pursuant to a Registration Rights Agreement, dated as of June __, 2000, by and among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on ________ __, 20__, the Company filed a Registration Statement on Form S-_____ (File No. 333- __________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

      [Other customary introductory and scope of examination language to be inserted]

      Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

      [Other appropriate customary language reasonably acceptable to holder to be included.]

                                          Very truly yours,

cc:  [Name of Holder]